SCHEDULE 14C

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[ ]   Preliminary Information Statement

[ ]   Confidential, for use of the Commission only (as permitted by Rule
      14c-5(d)(2)

|X|   Definitive Information Statement

                               PHONE1GLOBALWIDE, INC.
                  (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies.

(2)   Aggregate number of securities to which transaction applies.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined).

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                             PHONE1GLOBALWIDE, INC.
                         100 BISCAYNE BLVD., SUITE 2500
                              MIAMI, FLORIDA 33132

                                NOTICE OF ACTION
                   TO BE EFFECTIVE ON OR ABOUT DECEMBER 29, 2004
                                  IN LIEU OF AN
                         ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

      This Information Statement in lieu of an annual meeting of stockholders is being mailed on or about December 7, 2004, to the holders of record on December 2, 2004 of the voting securities of Phone1Globalwide, Inc., a Delaware corporation. Regulation 14C of the Securities Exchange Act of 1934, as amended, requires that we furnish this Information Statement to our stockholders.

      This Information Statement relates to:

      1. The election of three directors to our Board of Directors, who will each serve until our next annual meeting of stockholders or until his successor has been elected and qualified; and

      2. The proposal to amend and restate the Amended and Restated Phone1Globalwide, Inc. 2000 Stock Incentive Plan to: (i) increase the maximum number of shares issuable under the 2000 Stock Incentive Plan;
         (ii) increase the individual participant limits under the 2000 Stock Incentive Plan; and (iii) re-approve the performance goals applicable to awards of restricted stock under the 2000 Stock Incentive Plan.

      Our Board of Directors and two stockholders owning approximately 68.7% of our outstanding securities that are entitled to vote on December 2, 2004, carefully considered these proposals and concluded that each proposal is in our best interests and the best interests of our stockholders. A written consent in lieu of meeting has been signed by these stockholders, and each proposal is expected to become effective on or about December 29, 2004.

      Our financial statements for the fiscal year ended March 31, 2004 are contained in the accompanying annual report on Form 10-KSB. The annual report does not form a part of the material for the Information Statement.

                                    By Order of the Board of Directors,

                                    /s/ Dario Echeverry
                                    Dario Echeverry
                                    Chief Executive Officer

Miami, Florida
December 7, 2004

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                     YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             PHONE1GLOBALWIDE, INC.
                         100 BISCAYNE BLVD., SUITE 2500
                              MIAMI, FLORIDA 33132

                                DECEMBER 7, 2004

                           ---------------------------


                              INFORMATION STATEMENT

                           ---------------------------


      This Information Statement is being furnished to our stockholders on or about December 7, 2004, in lieu of an annual meeting of stockholders. By way of this Information Statement, holders of our voting securities, consisting solely of shares of common stock, par value $.001 per share ("Common Stock"), are being informed that holders of approximately 68.7% of our outstanding Common Stock have authorized, by written consent in lieu of meeting:

         o The election of three directors to serve until our next annual meeting of stockholders or until his successor has been elected and qualified; and

         o The amendment and restatement of the Amended and Restated Phone1Globalwide, Inc. 2000 Stock Incentive Plan to: (i) increase the maximum number of shares issuable under the 2000 Stock Incentive Plan; (ii) increase the individual participant limits under the 2000 Stock Incentive Plan; and (iii) re-approve the performance goals applicable to awards of restricted stock under the 2000 Stock Incentive Plan.

      Each of the foregoing proposals (the "Proposals") will become effective on or about December 29, 2004, but in no event sooner than 20 days following the date this Information Statement is first mailed to stockholders. Our Board of Directors fixed the close of business on December 2, 2004 as the record date for determining those of our stockholders who are entitled to notice and to receive a copy of this Information Statement.

      Our Board of Directors and stockholders owning approximately 68.7% of our Common Stock on the December 2, 2004 record date carefully considered the Proposals and concluded that each Proposal is in our best interests and the best interests of our stockholders.

      HOW MANY SHARES OF OUR COMMON STOCK WERE OUTSTANDING AS OF THE RECORD
      DATE?

As of December 2, 2004, our record date, 144,778,423 shares of our Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter submitted to stockholders for consideration. We have no other outstanding voting securities.

      WHAT VOTE IS REQUIRED TO APPROVE EACH OF THE PROPOSALS?

Pursuant to our bylaws, a plurality of the shares of Common Stock entitled to vote is required to elect directors to our Board. The Delaware General Corporation Law provides that a majority of the outstanding shares of Common Stock entitled to vote is required to amend and restate the 2000 Stock Incentive Plan.

      WHEN IS THIS INFORMATION STATEMENT BEING SENT?

The date on which this Information Statement is first mailed to stockholders is on or about December 7, 2004. We are required to send this Information Statement at least 20 calendar days prior to the effective date of the Proposals. We expect that each of the Proposals will be effective on or about December 29, 2004.

      ARE WE PROVIDING STOCKHOLDERS WITH OUR ANNUAL REPORT?

A copy of our Annual Report on Form 10-KSB, including audited financial statements for the fiscal year ended March 31, 2004, accompanies this Information Statement.

      WHY AREN'T WE REQUIRED TO SOLICIT VOTES FOR THE PROPOSALS?

In order to eliminate the cost and management time involved in preparing for and holding a formal meeting of stockholders to adopt each of the Proposals, our Board of Directors has approved and recommended the adoption of each of the Proposals, and two stockholders who, in the aggregate, own a majority in interest of our outstanding Common Stock, have voted by written consent to approve each of the Proposals.

      HOW MANY SHARES MUST VOTE IN FAVOR OF THE PROPOSALS IN ORDER TO EFFECT THE WRITTEN CONSENT?

The vote of 72,389,212 shares of our Common Stock, which represents a majority in interest of our outstanding Common Stock as of the record date, is required to take corporate action by written consent. As of the record date, two stockholders holding, in the aggregate, approximately 99.4 million shares of Common Stock (which represents approximately 68.7% of our outstanding Common Stock as of the record date), have executed a written consent in favor of each of the Proposals. These stockholders are Hispanic Telecommunications Corporation, and GNB Sudameris Bank S.A.

      WHEN WILL EACH OF THE PROPOSALS BECOME EFFECTIVE?

Under federal securities laws, none of the Proposals may become effective until at least 20 days after mailing this Information Statement. We are mailing this Information Statement on or about December 7, 2004. The Proposals will become effective no sooner than 20 days following the mailing of this Information Statement, or on or about December 29, 2004.

      WILL OUR STOCKHOLDERS RECEIVE NOTICE WHEN THE PROPOSALS BECOME EFFECTIVE?

Inasmuch as we are providing this Information Statement to our stockholders, including notice to our stockholders that the written consent by a majority of our outstanding Common Stock has been signed and will become effective not less than 20 days from the date this Information Statement is first mailed to stockholders, we do not intend to provide further notice to our stockholders of the effective dates of each of the Proposals. Further disclosure about the Proposals will be contained in our next Quarterly Report on Form 10-QSB.

      WILL ANY OTHER ACTION BE TAKEN BY WRITTEN CONSENT?

No additional action will be undertaken pursuant to the written consents.

      WHO WILL PAY FOR THE COSTS ASSOCIATED WITH THIS INFORMATION STATEMENT?

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

      ARE OUR STOCKHOLDERS ENTITLED TO DISSENTERS RIGHTS?

None of the Proposals entitle stockholders to exercise dissenters' rights under Delaware law.

      WHERE ARE OUR EXECUTIVE OFFICES LOCATED?

Our principal executive offices are located at 100 N. Biscayne Boulevard, Suite 2500, Miami, Florida 33132 and our telephone number is (305) 371-3300.

   NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH ANY
    OF THESE PROPOSALS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION
     STATEMENT AT LEAST TWENTY DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE
                         CORPORATE ACTION MAY BE TAKEN.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following discloses, as of the December 2, 2004 record date, information concerning the ownership of our Common Stock by:

        o each person who is known by us to own beneficially 5% or more of our Common Stock,
        o   each of our directors and director nominees,
        o   each Named Executive Officer in the summary compensation table, and
        o   all officers and directors as a group.

      A person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. Beneficial ownership also includes shares indirectly or shares over which a person has the right, by contract, understanding or other arrangement, to exercise voting or dispositive powers. At record date, there were an aggregate of 144,778,423 shares of Common Stock outstanding.

      Except as otherwise indicated, we believe that the persons identified in the table have sole voting and dispositive power with respect to their shares. Unless otherwise indicated, the address for each beneficial owner is 100 N. Biscayne Blvd., Miami, FL 33132.

--------------------------------------------------------------------------------
                                                      Amount of      Percent of
  Name of Beneficial Owner          Title              Shares          Class
--------------------------------------------------------------------------------

Louis Giordano               President and            235,000 (1)          *
                             Chairman of the
                             Board of Directors
--------------------------------------------------------------------------------

Dario Echeverry              Chief Executive          500,000 (2)          *
                              Officer and Director

--------------------------------------------------------------------------------

Michael Spritzer             Director                 251,000 (1)          *
--------------------------------------------------------------------------------

Frederic Z. Haller           Former Director (3)      285,000 (1)          *
--------------------------------------------------------------------------------

Syed Naqvi                   Chief Financial          400,000 (2)          *
                             Officer
--------------------------------------------------------------------------------

Dilowe Barker                Chief Operating          441,000 (4)          *
                             Officer
--------------------------------------------------------------------------------

Federico Fuentes             Chief Technology         400,000 (2)          *
                             Officer
--------------------------------------------------------------------------------

Officer and Directors as a                            2,512,000         1.7%
group (7 persons)                                     (1)(2)(4)
--------------------------------------------------------------------------------

Premium Qualify Fund (5)                               17,394,775      12.0%
--------------------------------------------------------------------------------

Windside Investments SA (6)                            13,156,428       9.3%
--------------------------------------------------------------------------------

Hispanic Telecommunications                            61,061,947      42.2%
Holding, S.A. (7)
--------------------------------------------------------------------------------

GNB Sudameris Bank S.A. (8)                            38,352,714      26.5%
--------------------------------------------------------------------------------
--------------------------
*     Less than 1%.

(1)      Includes options to purchase 225,000 shares of Common stock.

(2)      Consists entirely of options to purchase shares of Common stock.

(3)      Mr. Haller resigned as Director on June 27, 2004.

(4) Includes options to purchase 400,000 shares of Common stock. 41,000 shares are owned of record by the spouse of Mr. Barker. Mr. Barker disclaims beneficial ownership of the shares owned by his spouse.

(5) Its address is c/o Maples & Calder, P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies. Information has been obtained from
         Schedule 13D/A-4 filed by Premium Quality Fund on December 1, 2004.

(6) Its address is c/o Aleman, Cordero, Galindo & Lee Trust (Panama) S.A., 2nd Floor, Swiss Bank Building, East 53rd Street, Marbella, P.O. Box 6-1040, El Dorado, Panama City, Panama. Information has been obtained from its Schedule 13D filed November 11, 2004.

(7) Its address is 9 Rue Schiller, Luxembourg, L-251 Luxembourg. Information has been obtained from its Schedule 13D/A-1 filed on October 12, 2004.

(8) Torre Banco Continental, 30th Floor, Panama City, Republic of Panama. Information has been obtained from its Schedule 13D filed on October 12, 2004.

                        DIRECTORS AND EXECUTIVE OFFICERS

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

      The following identifies our executive officers and directors and provides information about them:

--------------------------------------------------------------------------------
           Name                   Age                     Position
--------------------------------------------------------------------------------
Louis Giordano                     39        President and Chairman of the
                                             Board of Directors
--------------------------------------------------------------------------------
Dario Echeverry                    44        Chief Executive Officer and
                                               Director
--------------------------------------------------------------------------------
Michael Spritzer                   59        Director
--------------------------------------------------------------------------------
Syed Naqvi                         40        Chief Financial Officer
--------------------------------------------------------------------------------
James Dilowe Barker                44        Chief Operating Officer
--------------------------------------------------------------------------------
Federico Fuentes                   50        Chief Technical Officer
--------------------------------------------------------------------------------

      LOUIS GIORDANO has served as a Director since February 2000 and as President since November 2004. From October 2002 until March 2003, he served as Executive Vice President and a director of EMIDA Technologies, Inc. He served as the Executive Vice President and Chief Financial Officer of New World Network Holdings, Ltd. (New World) from June 2000 to August 2002, after New World received approximately $400 million in a combination of debt and equity financing to complete its funding of ARCOS-1, a fiber optic submarine cable ring which connects the United States to points in Mexico, Central America, South America and the Caribbean. Before joining New World, Mr. Giordano served in the financial services sector for more than 13 years, primarily in mergers and acquisitions in Latin America. Mr. Giordano served as Director of Latin American Corporate Finance at Barclays Bank PLC from 1997 to 1998, where he managed a group providing debt financing to telecommunications and power companies in Latin America. From 1995 to December 1997, Mr. Giordano was employed at and served on the Board of Directors of Banco de Colombia where he served as an advisor on international strategy and operations advising the Chairman of the Board of Directors. Mr. Giordano received his B.S. degree in Finance from the University of Virginia.

      DARIO ECHEVERRY has served as a Director and our acting Chief Executive Officer since July 2002. He has served as our Chief Executive Officer since November 2002. Mr. Echeverry has 21 years of experience in startups and running companies in different sectors (construction, civil engineering and environmental engineering). In 1995 he became the president of Immobiliaria Bancol (Banco de Colombia) and also served as a Member of the Board of Directors of Banco de Colombia Trust Corp. Mr. Echeverry received a Bachelor's degree in Civil Engineering from Universidad de los Andes, Colombia, in 1983. Mr. Echeverry has also served as President and CEO of Phone1, Inc. since its inception.

      MICHAEL SPRITZER has served on our Board of Directors since February 2000 and currently is the senior partner in charge of the tax department of Berenfeld, Spritzer, Shechter & Sheer, CPAs, located in Miami, Florida, where he has practiced for the past 31 years. Mr. Spritzer has served as Chairman of the Board of Eagle National Bank of Miami since August 1999 and been a member of its Board of Directors since 1997. Mr. Spritzer is a member of the Board of Overseers of Hebrew Union College-Jewish Institute of Religion, New York, New York, and a member of the Board of Directors of the Union of American Hebrew Congregations, New York, New York. Mr. Spritzer is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

      SYED A. NAQVI has served as the Controller of Phone1Globalwide since December 2000, and has served as its Chief Financial Officer since May 2001. Mr. Naqvi has experience in operational finance and consulting in various executive/management positions. Before joining Phone1Globalwide, from August 1999 to November 2000, he was the executive consultant for Focus Consulting Group providing strategic consulting and business development services to startups and middle market companies, and advising various governments and companies in contract negotiations. From March 1998 to August 1999, Mr. Naqvi was the Chief Financial Officer of Intelesis Group Inc. From February 1997 to February 1998, Mr. Naqvi was the Chief Financial Officer of TelMed Inc. Mr. Naqvi has also held various positions with Columbia-HCA, Inc. (1996 to 1997) and Laboratory Corporation of America Holdings (1994 to 1996). Mr. Naqvi received his B.A. in Accounting from Florida Atlantic University. He is a Certified Public Accountant and a member of Financial Executives International.

      DILOWE BARKER has served as the Chief Operating Officer of Phone1Globalwide, Inc. since November 2002 and has served as the Vice President of Public Communication of Phone1, Inc. since December 2001. Mr. Barker has over 13 years' experience in the payphone industry. He has expertise in the area of multiple smart technology products that interface with various host and routing platforms ranging from coin sent paid to operator service providers. Mr. Barker assisted in the development of Universal Communications, Inc. beginning in 1990 and participated in its growth from a 3-employee start up with his wife and partners to a one hundred-employee enterprise after merging with T.R.I.A.D. Inc. in 1999. Mr. Barker was a consultant to Phone1, Inc from March 2001 to December 2001. From May 1991 to May 2001 he was Director of Operations of TU / Universal.

      FEDERICO FUENTES has served as the Chief Technology Officer of Phone1Globalwide, Inc. since January 2003. From 1995 to 2003, Mr. Fuentes was assigned to perform various engineering projects for Multielectronica CYRF, a telecommunications applications support and consulting firm located in Caracas, Venezuela. From June 2000 to January 2003, he provided consulting services to Globaltron Communications Corporation (prior to its merger into our company) and, thereafter, to us, through Multielectronica CYRF. From 1986 to 1995, he served in various capacities, initially as Head of Installation and ultimately as Chief Engineer, of VozDatos CA, a Venezuela-based network installation firm.

      There is no family relationship between any of our officers and directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the SEC. Executive officers, directors, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16 is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% stockholders. These forms include (i) Form 3, which is the Initial Statement of Beneficial Ownership of Securities, (ii) Form 4, which is a Statement of Changes in Beneficial Ownership, and (iii) Form 5, which is an Annual Statement of Changes in Beneficial Ownership.

      Based solely upon our review of Forms 3, 4 and 5 filed with us, the following transactions were not reported on a timely basis: On November 9, 2004, Winside Investments S.A. filed a Form 3 to disclose its option to acquire shares of our stock relating to its loan dated September 30, 2004.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

VOTING INFORMATION AND NOMINEES FOR ELECTION

      Each director to be elected on the effective date of the written consent executed by a majority in interest of our Common Stock holds office until the next annual meeting of stockholders, or until his successor is elected and qualified. At present, our bylaws provide for not less than one nor more than nine directors. Currently, we have three members serving on our Board of Directors. The bylaws permit the Board of Directors to fill any vacancy and any such director may serve until the next annual meeting of stockholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. There are no family relations among any of our executive officers or directors. Our officers devote their full business time to our operations.

      Directors are elected by a plurality of the votes cast, in person or represented by proxy. Holders of a majority in interest of our outstanding Common Stock have executed a written consent electing each of the director nominees as directors. We have no reason to believe that any nominee will be unable to serve. A vote for the director nominees includes discretionary authority to vote for a substitute nominee named by the Board, if any of the nominees become unable or unwilling to serve.

      The following table sets forth the names of the director nominees, their positions with us and the year in which they became directors. Dario Echeverry will become the new Chairman of the Board of Directors and Louis Giordano, will remain as Director. Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

--------------------------------------------------------------------------------
        NAME               AGE         Position with the      Served as Officer
                                            COMPANY        AND/OR DIRECTOR SINCE
--------------------------------------------------------------------------------
                                     President, Chairman of
                                     the Board of Directors
Louis Giordano             39        and Director                 2001 (1)(2)
--------------------------------------------------------------------------------
                                     Chief Executive
Dario Echeverry            44        Officer and Director          2002(2)
--------------------------------------------------------------------------------
Michael Spritzer           59        Director                       2001
--------------------------------------------------------------------------------
      (1) In November 2004, Mr. Giordano become President of the Company.

      (2) Dario Echeverry will become the new Chairman of the Board of Directors and Louis Giordano will remain as Director and President.

      During the fiscal year ended March 31, 2004, Phone1Globalwide's Board of Directors met on 9 occasions. No director attended less than 75% of the meetings held during the period for which he was a director. The Board also took action by unanimous written consent in lieu of meeting on 5 occasions.

      Mr. Frederic Z. Haller was a director of Phone1Globalwide until his resignation on June 27, 2004.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors established an Audit Committee during the fiscal year ended March 31, 2002. In February 2003, the Board of Directors established a Compensation Committee and a Nominating & Governance Committee.

      AUDIT COMMITTEE: The Audit Committee operates under a written charter adopted by the Board of Directors on February 27, 2003. We have filed a copy of the Audit Committee charter with our Information Statement filed on July 29, 2003. From its inception until February 27, 2003, the Audit Committee operated without a written charter.

      Our Audit Committee Charter provides that the Audit Committee will consist of at least three directors, each of whom must meet the independence requirements of the market where our securities are listed ("Exchange Rules") or, in the absence of applicable Exchange Rules, the independence requirements established by Sections 303.01(B)(2)(a) and (3) of New York Stock Exchange rules ("New York Stock Exchange Rules"). However, until such time as our securities become listed on a national securities exchange or we are otherwise legally required, our Audit Committee Charter permits our Audit Committee to be comprised of at least a majority of members who meet the independence requirements of New York Stock Exchange Rules.

      During the fiscal year ended March 31, 2004, the members of the Audit Committee were Michael Spritzer, Louis Giordano and Frederic Z. Haller. Mr. Spritzer discharged the day-to-day responsibilities of the Audit Committee, with the participation of Messrs. Giordano and Haller, as and when necessary. Messrs. Spritzer and Haller meet the independence requirements of New York Stock Exchange Rules. Mr. Giordano is deemed not to meet those independence requirements. The Audit Committee met 4 times during the fiscal year ended March 31, 2004.

      The current members of the Audit Committee are Michael Spritzer and Louis Giordano. Since the resignation of Mr. Frederic Z. Haller from the Board of Directors on June 27, 2004, our Audit Committee consists of two members. We are currently looking for a new member for our Audit Committee who will be an independent Director. Mr. Spritzer has been designated as Chairman of the Audit Committee.

      The role of the Audit Committee is to assist the Board in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) the development, implementation and performance of our internal audit function and (5) the performance of our independent auditors. The Audit Committee is currently developing protocols for our internal audit function. The Audit Committee also prepares the report required by the rules of the Securities and Exchange Commission to be included in our annual proxy or information statement.

      AUDIT COMMITTEE REPORT: For the fiscal year ended March 31, 2004, the Audit Committee reviewed our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Phone1Globalwide's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      In addition, the Audit Committee has discussed with the independent auditors, their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

      The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Phone1Globalwide's internal controls, and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee has approved that the audited consolidated financial statements be included in Phone1Globalwide's annual report on Form 10-KSB for the year ended March 31, 2004, for filing with the Securities and Exchange Commission.

            Submitted by the Audit Committee of the Board of Directors:

            /s/ Michael Spritzer, Louis Giordano and Frederic Z. Haller

      COMPENSATION COMMITTEE: The charter for the Compensation Committee was adopted in February 2003. The Compensation Committee approves the salaries, bonuses and other forms of compensation of our senior executives, reviews transactions between us and our affiliates, including any associates of affiliates, and administers our 2000 Stock Incentive Plan. The Compensation Committee Charter provides that the Compensation Committee is to consist of at least two directors, each of whom meets the independence requirements of Exchange Rules or, in the absence of applicable Exchange Rules, the independence requirements of New York Stock Exchange Rules. The only current member of the Compensation Committee is Michael Spritzer. Mr. Spritzer meets the independence requirements of New York Stock Exchange Rules. No Compensation Committee meetings were held during the fiscal year ended March 31, 2004. We are currently looking for a new member for our Compensation Committee who will be an independent director.

      NOMINATING AND GOVERNANCE COMMITTEE: The charter for the Nominating & Governance Committee was adopted in February 2003. The Nominating & Governance Committee is responsible for selecting those individuals who will stand for election to our Board of Directors and will consider all reasonable comments from stockholders regarding proposed nominees for directors, as well as nominations for Board members recommended by stockholders. To date, the Nominating & Governance Committee has no formal procedures for submitting comments or recommendations and, until otherwise determined, accepts both written and oral comments as well as names of proposed nominees prior to the filing of a definitive Proxy Statement or Information Statement, as applicable. Typically, once a recommendation has been received, the Nominating & Governance Committee will undertake due diligence, will discuss the comments on the proposed nominee with the stockholder submitting such proposal and, if applicable, will meet with the proposed nominee before making a final determination as to whether to recommend the proposed individual as a nominee to the entire Board of Directors to stand for election to the Board. Similarly, the Committee members will personally discuss comments regarding proposed nominees with those stockholders submitting the comments. Prior to adoption of the Committee Charter, our Board of Directors performed these duties. The Nominating & Governance Committee Charter provides that the Committee is to consist of at least two directors, a majority of whom must meet the independence requirements of Exchange Rules or, in the absence of applicable Exchange Rules, the independence requirements of New York Stock Exchange Rules. The current member of the Nominating & Governance Committee is Michael Spritzer. Mr Spritzer meets the independence requirements of New York Stock Exchange Rules. No Nominating & Governance Committee meetings were held during the fiscal year ended March 31, 2004. We are currently looking for a new member for our Nominating and Governance Committee who will be an Independent Director.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

      The following table includes information concerning the compensation paid to or earned by those persons serving as chief executive officer at any time during the last two fiscal years and any other executive officer whose annual compensation exceeded $100,000 for such fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                       LONG TERM COMPENSATION
                                                                  --------------------------------
                                                                         AWARDS           PAYOUTS
                                                                  ---------------------  ---------
                                                                            SECURITIES
                                 ANNUAL COMPENSATION             RESTRICTED UNDERLYING
                       -----------------------------------------   STOCK     OPTIONS
AME AND                                            OTHER ANNUAL    AWARDS     SARS         LTIP       ALL OTHER
PRINCIPAL POSITION     YEAR   SALARY($)  BONUS($)  COMPENSATION      ($)       (#)       PAYOUTS($) COMPENSATION($)
------------------     ----   ---------  --------  -------------  ---------  ----------  ---------  ---------------
Dario  Echeverry       2004   $264,423    -0-        -0-                                               $14,608 (5)
                       2003   $194,401    -0-        -0-             -0-       -0-         -0-            -0-
Chief Executive
Officer (1)

Syed Naqvi             2004   $232,692    -0-        -0-
                       2003   $195,249    -0-        -0-             -0-       -0-         -0-            -0-
Chief Financial
Officer (2)

Dilowe Barker          2004   $232,692               -0-
                       2003   $175,998    -0-        -0-             -0-       -0-         -0-            -0-
Chief Operating
Officer (3)

Federico Fuentes       2004   $232692     -0-        -0-
                       2003   $27,744     -0-     $162,824           -0-       -0-         -0-            -0-
Federico Fuentes
Chief Technology
Officer (4)

------------------------
(1) Mr. Echeverry became Chief Executive Officer effective on November 13, 2002. From April 16, 2002 until November 13, 2002, he served as Acting Chief Executive Officer and since June 13, 2001, has also served as the Chief Executive Officer of Phone1, Inc. Other Annual Compensation for the 2002 fiscal year consists of consulting fees paid to Mr. Echeverry or his affiliate prior to his becoming our salaried employee.
(2)   Mr. Naqvi has served as Chief Financial Officer since May 22, 2001.
(3) Mr. Barker became Chief Operating Officer on November 13, 2002. Since December 2001, he has also served as Vice President of Public Communications of Phone1, Inc. Other Annual Compensation for the 2002 fiscal year consists of consulting fees paid to Barker or his affiliate prior to his becoming our salaried employee.
(4) Mr. Fuentes became Chief Technology Officer on January 1. 2003. Other Annual Compensation for the 2002 fiscal year consists of consulting fees paid to Mr. Fuentes or his affiliate prior to his becoming our salaried employee.
(5)   Consists of automobile allowance.

      Employment Agreements: We have entered into executive employment agreements with Dario Echeverry, our Chief Executive Officer, Syed Naqvi, our Chief Financial Officer, Dilowe Barker, our Chief Operating Officer and Federico Fuentes, our Chief Technical Officer. Mr. Echeverry receives a base salary of $250,000 per year and Messrs. Naqvi, Barker and Fuentes each receives a base salary of $220,000 per year. The agreements with Messrs. Echeverry and Naqvi are for three year initial terms, terminating April 1, 2005. The agreement with Mr. Barker is for a three year initial term ending December 31, 2005. The agreement with Mr. Fuentes is for an initial term of two years ending December 31, 2004. The agreements provide that the executives are entitled to bonuses to the extent determined by our Board of Directors, and to participate in employee benefit programs, including our stock option plan.

      Each agreement provides for automatic one year renewal terms, unless a party provides notice of termination at least 90 days prior to the end of the initial or any renewal term. Each agreement contains usual and customary grounds for termination by us, and may be terminated by the executive for good reason. In the event we terminate the agreement without cause, the executive terminates the agreement for good reason, or in the event we experience a change in control (as defined in the agreement), we must pay the executive a lump sum in an amount of up to two years' salary at his then current rate. Each agreement also contains confidentiality provisions designed to protect confidential information imparted to the executive during the course of his employment. The executive also assigns all of his rights to inventions created by the executive during the course of his employment. Each agreement also contains a one-year restrictive covenant following termination of the agreement, restricting the executive from competing against us or soliciting our employees.

      On April 30, 2004, we entered into an employment agreement with Lou Giordano, as Executive Director, for an annual base salary of $240,000. The expiration date of the agreement is April 30, 2005. Mr. Giordano is entitled to a bonus, to the extent determined by the Board of Directors, and to participate in our stock option and other compensatory and benefit plans established for the benefit of employees. The employment agreement also provides that in the event of a material breach by us or termination of Mr. Giordano's employment during the term of the agreement, without cause, in the event of a change in control (as defined in the agreement) or by the executive, with good cause (as defined in the agreement), the executive shall be entitled to receive as severance pay a lump sum of up to two years' salary. Mr. Giordano has also assigned to us all of his rights to inventions created by him during the course of his employment, and the agreement contains one-year restrictive covenants following termination of the agreement, restricting him from competing against us or soliciting our employees.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

      The following table includes information as to the grant of options to purchase shares of Common Stock during the fiscal year ended March 31, 2004 to each person who was granted options and who is a Named Executive Officer.

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                         Percent of Total
                 Number of Securities    Options/SARs Granted
                 Underlying Options      to Employees in Fiscal   Exercise Price
Name             SAR's Granted (1)       Year                     Base Price ($sh)   Expiration Date
-----------------------------------------------------------------------------------------------------
Dario Echeverry      260,000                  100%                    $1.23              5/09/13
Syed Naqvi           200,000                  100%                    $1.23              5/09/13
Dilowe Barker        300,000                  100%                    $1.23              5/09/13
Federico Fuentes     200,000                  100%                    $1.23              5/09/13


-----------------------------------------------------------------------------------------------------

----------------------------
(1) These options may be exercised on a cashless basis provided that our common stock is traded on a national market or the Over the Counter Bulletin Board.

                                NEW PLAN BENEFITS

      The table below presents certain information with respect to new stock options to be granted under the 2000 Stock Incentive Plan (subject to approval by stockholders of the amendments to the 2000 Stock Incentive Plan) to our executive officers (for whom executive compensation information is provided under the section entitled "Executive Compensation and Employment Agreement") as follows:

--------------------------------------------------------------------------------
                                                                     NUMBER OF
                                                                      SHARES
                                                                    UNDERLYING
             NAME AND POSITION                      DOLLAR VALUE     OPTIONS
             -----------------                      ------------     -------
-------------------------------------------------------------------------------
Dario Echeverry, Chief Executive Officer               (1)              (1)
-------------------------------------------------------------------------------
Syed Naqvi, Chief Financial Officer                    (1)              (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dilowe Barker, Chief Operating Officer                 (1)              (1)
-------------------------------------------------------------------------------
Federico Fuentes, Chief Technology Officer             (1)              (1)
-------------------------------------------------------------------------------
All Executive Officers as a Group                      (1)              (1)
-------------------------------------------------------------------------------
Non-Executive Directors as a Group                     (1)              (1)
-------------------------------------------------------------------------------
Non-Executive Officer Employees as a Group             (1)              (1)
-------------------------------------------------------------------------------

-------------------------
(1) No new equity-based awards have been approved at this time to any employee, officer, director or consultant other than as stated above. We anticipate that other equity-based awards may be granted to the named individual as well as to other employees, officers, directors and consultants under the 2000 Stock Incentive Plan. However, the amount of shares of Common Stock that may be granted to the named individual will be based upon various prospective factors, including, the nature of services to be rendered by our employees, officers, directors and consultants, and their potential contributions to our success. Accordingly, actual awards cannot be determined at this time.

                     AMENDED AND RESTATED STOCK INCENTIVE PLAN

      We sponsor the Amended and Restated Phone1Globalwide 2000 Stock Incentive Plan ("2000 Stock Incentive Plan"), which has 20 million shares reserved for issuance. Participation in the 2000 Stock Incentive Plan is limited to our employees, consultants and directors, and those of our affiliates. The 2000 Stock Incentive Plan provides for grants of restricted stock and non-qualified stock options and incentive stock options to purchase shares of Common Stock. The 2000 Stock Incentive Plan provides for equitable adjustment of the number of shares subject to the 2000 Stock Incentive Plan, the number of shares of each subsequent award of stock, and the unexercised portion of the stock option award described below in the event of a change in our capitalization due to a stock split, stock dividend re-capitalization, merger, or similar event.

      Effective upon approval by stockholders of the amendments to the 2000 Stock Incentive Plan December 3, 2004, the Board of Directors approved the amendment and restatement the 2000 Stock Incentive Plan to increase the number of shares of Common Stock that may be subject to stock options granted to non-employee directors upon their beginning service as a director from 50,000 shares to 150,000 shares and to authorize the grant of stock options to purchase up to an additional 300,000 shares in any calendar year. Stock option grants made in connection with a non-employee director's beginning service must be 50% vested and exercisable on the date of grant and the remainder of the stock option will vest and become exercisable on the first anniversary of the date of grant. Stock option grants made in calendar years other than the calendar year in which a non-employee director begins service will vest and become exercisable as determined by the Board of Directors. The 2000 Stock Incentive Plan provides for a "cashless exercise" procedure with respect to all stock options granted under the Stock Incentive Plan if the Common Stock is quoted on a national market or on the Over the Counter Bulletin Board.

      Unless terminated by the Board of Directors earlier, the 2000 Stock Incentive Plan will terminate on November 17, 2010.

      As of March 31, 2004, options to purchase 2,909,000 shares were outstanding at exercise prices ranging from $.95 to $3.12 and 1,091,000 shares were available for issuance under the 2000 Stock Incentive Plan.

                      OPTION EXERCISES AND YEAR END VALUES

      The following table includes information as to the exercise of options to purchase shares of Common Stock during the fiscal year ended March 31, 2004 by each of the Named Executive Officers and the unexercised options held as of the end of the fiscal year ended March 31, 2004.

-------------------------------------------------------------------------------------------------------------
                                                                                   Value of Unexercised
                                                     Number of Securities               In-the-Money
                                                    Underlying Unexercised              Options/SARs
                Shares Acquired   Value Received     Options/SARs at FY-End               at FY-End $
                  On Exercise           ($)         Exerciseable/Unexerciseable    Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------
Dario Echeverry       -0-               -0-                500,000 / -0-                 176,000 / -0-
Syed A. Naqvi         -0-               -0-                400,000 / -0-                  58,000 / -0-
Dilowe Barker         -0-               -0-                400,000 / -0-                 104,000 / -0-
Federico Fuentes      -0-               -0-                400,000 / -0-                  92,000 / -0-
-------------------------------------------------------------------------------------------------------------

      Subsequent to March 31, 2004, no options to purchase shares of Common Stock were granted to the Named Executive Officers.

                            COMPENSATION OF DIRECTORS

      Under the 2000 Stock Incentive Plan, each non-employee director may receive an option to purchase up to a maximum of 150,000 shares of Common Stock as of the date the non-employee director begins serving in that capacity. Additionally, each non-employee director may also receive an option to purchase up to a maximum of an additional 300,000 shares of Common Stock in a calendar year. The exercise price for each option is the fair market value of the Common Stock at the time of grant. Subsequent to the fiscal year ended March 30, 2004, neither of our two non-employee directors was not awarded any options to purchase shares of Common Stock. In addition, starting in August, 2004 Mr. Spritzer, our only non-employee director, receives for his services as director, the sum of $2,500 per month.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since March 2001, we have purchased branded handsets and certain equipment from TU, LLC, a privately-held company based in Ohio. In March 2001, Dilowe Barker, then an employee of TU began providing consulting services to Phone1. Thereafter, Mr. Barker became a full-time employee of Phone1 and now serves as our Chief Operating Officer. The spouse of Mr. Barker is a vice-president of TU and owns less than 5% of the outstanding equity in TU. For each of the years ended March 31, 2004 and 2003, we paid $1.3 million and $1.2 million, respectively, for product purchased from TU.

      On July 15, 2002, we entered into an agreement with EMIDA Technologies, Inc. for $775,000. Under the agreement, EMIDA provides services to coordinate the integration of certain export application software, data warehouse system telecommunication mapping software and EMIDA's Telco Operating Support Portal to us. Louis Giordano, our Chairman of the Board, served as Executive Vice President and a director of EMIDA from October 2002 until March 2003. For each of the years ended March 31, 2004 and 2003, we paid EMIDA $393,800 and $290,700, respectively, under the agreement.

      Michael Spritzer, a member of our Board is also the Chairman of the Board of Eagle National Bank of Miami, a financial institution the Company does business with. As of March 31, 2004, the Company had $370,268 in cash with Eagle National Bank of Miami.

      During Fiscal Year 2004 and Fiscal Year 2003, we paid $263,000 and $318,000, respectively, to LF Marketing for services rendered in connection with our street marketing campaign. As independent contractor, LF Marketing is responsible for the payment of costs and expenses associated with its services. LF Marketing is owned by the brother and sister-in-law of one of our non-executive officer.

      During the years ended March 31, 2004 and 2003, we paid $108,000 and $622,000 respectively, to Consad Corp. for billing and consulting services. Consad Corp. is a minority owner of MTG, member with us of Phone1Smart. Our Chief Executive Officer is a former director of Consad Corp.

OUR BOARD OF DIRECTORS HAS RECOMMENDED THAT STOCKHOLDERS VOTE "FOR" THE ELECTION
     OF THE DIRECTOR NOMINEES SET FORTH ABOVE TO SERVE UNTIL OUR NEXT ANNUAL
          MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS
                           ARE ELECTED AND QUALIFIED.

                                   PROPOSAL II
         TO AMEND AND RESTATE THE AMENDED AND RESTATED PHONE1GLOBALWIDE,
                         INC. 2000 STOCK INCENTIVE PLAN

      The Company maintains the Stock Incentive Plan, as previously amended and restated, for the benefit of eligible employees, consultants and non-employee directors of the Company. Our Board of Directors believes that the 2000 Stock Incentive Plan satisfies the Company's objective of enhancing our profitability and value for the benefit of our stockholders by enabling us to offer eligible employees, consultants and non-employee directors of the Company and its affiliates stock-based incentives. We believe that this helps to create a means to raise the level of stock ownership by these individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

      On December 3, 2004, our Board of Directors approved an amendment and restatement of the Stock Incentive Plan, subject to stockholder approval at the 2004 Annual Meeting, to: (i) increase the maximum number of shares of Common Stock issuable under the Stock Incentive Plan by 16,000,000, to a total of 20,000,000; (ii) to increase the maximum number of shares of Common Stock that can be subject to awards granted to any participant in any fiscal year from 1,000,000 to 2,000,000; and (iii) to increase the maximum number of shares of Common Stock that can be subject to options granted to our non-employee directors from 75,000 to 300,000. In addition, as required under current tax law, the performance goals applicable to restricted stock granted under the Stock Incentive Plan are being submitted to the stockholders for re-approval to meet the requirement under the tax regulations that these criteria be submitted for stockholder approval at least every five years to preserve, to the extent possible, our tax deduction for such grants in accordance with Section 162(m) of the Internal Revenue Code. Our Board of Directors believes that it is desirable to increase the total number of shares available under the Stock Incentive Plan and the participant limits in order to attract, motivate and retain key employees and directors.

      The key provisions of the Stock Incentive Plan, as we propose to amend and restate it, are summarized below. This summary is qualified in its entirety by reference to the Stock Incentive Plan, a copy of which is available upon request from the Chief Financial Officer. Please refer to the Stock Incentive Plan for a complete statement of the Stock Incentive Plan's provisions.

HOW MANY SHARES OF COMMON STOCK WILL BE AVAILABLE UNDER THE STOCK INCENTIVE
PLAN?

      Under the 2000 Stock Incentive Plan, we may grant non-qualified stock options and incentive stock options to purchase shares of Common Stock, and restricted stock. Currently, the aggregate maximum number of shares for which awards may be issued under the 2000 Stock Incentive Plan is 4,000,000 shares of Common Stock (of which 3,000,000 may be used for incentive stock options). If this Proposal is approved by stockholders, 20,000,000 shares of Common Stock may be issued under the 2000 Stock Incentive Plan (of which 19,000,000 may be used for incentive stock options). The 2000 Stock Incentive Plan does provide for equitable adjustment of the number of shares subject to the 2000 Stock Incentive Plan and the number of shares of each subsequent award of stock and of the unexercised portion of the stock option award described below in the event of a change in the capitalization of the Company due to a stock split, stock dividend recapitalization, merger or similar event. Other than with regard to incentive stock options, the number of shares that may be delivered under the 2000 Stock Incentive Plan will be determined after giving effect to the use by a participant of the right, if granted, to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him or her upon the exercise of an award for shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise.

WHO WILL CURRENTLY BE OUR 2000 STOCK INCENTIVE PLAN ADMINISTRATORS AND WHAT WILL THE 2000 STOCK INCENTIVE PLAN ADMINISTRATORS DO?

      The authority to control and manage the operation and administration of the 2000 Stock Incentive Plan is vested in a Committee appointed by our Board of Directors from time to time. The Committee has discretion to: (i) determine the types, terms and conditions of all awards, including the exercise price or purchase price (if any), the performance goals and other earn-out and/or vesting contingencies and acceleration provisions; (ii) adopt, alter or repeal administrative rules, guidelines and practices (including special guidelines for non-U.S. employees); and (iii) delegate administrative responsibilities, to construe and interpret the terms of the 2000 Stock Incentive Plan and any agreements evidencing awards granted.

WHO IS ELIGIBLE TO PARTICIPATE IN THE 2000 STOCK INCENTIVE PLAN?

      The Committee, in its sole discretion, may grant stock options and restricted stock to employees and consultants of the Company, its subsidiary corporations or parent corporations. Participants are selected on the basis of demonstrated ability to contribute substantially to the Company. Our Board has authority to grant stock options to non-employee directors according to the 2000 Stock Incentive Plan. All awards are subject to the terms of a written agreement between the participant and the Company.

WHEN WAS THE 2000 STOCK INCENTIVE PLAN ORIGINALLY EFFECTIVE AND WHEN IS THIS AMENDMENT AND RESTATEMENT EFFECTIVE?

      The 2000 Stock Incentive Plan originally became effective on November 17, 2000 and the Amendment and Restatement (as described in this Proposal) will become effective upon stockholder approval.

WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE 2000 STOCK INCENTIVE PLAN?

      The awards granted under the 2000 Stock Incentive Plan may be either incentive stock options, non-qualified stock options or restricted stock. Currently, the maximum number of shares of Common Stock subject to any stock option or restricted stock award granted to any eligible employee or consultant under the 2000 Stock Incentive Plan during any fiscal year is 1,000,000 and the maximum of number of shares of Common Stock subject to any stock option granted to any non-employee director during any fiscal year is 75,000 (in each case subject to adjustment as provided in the 2000 Stock Incentive Plan). If this Proposal is approved by stockholders, the maximum limit applicable to any eligible employee or consultant will be increased to 2,000,000 (subject to adjustment as provided in the 2000 Stock Incentive Plan). In addition, if this Proposal is approved by stockholders, the maximum limit applicable to any non-employee director will be increased to 300,000 (subject to adjustment as provided in the 2000 Stock Incentive Plan).

      The vesting schedule for any option granted under the 2000 Stock Incentive Plan, will be determined by our Board of Directors or the Committee and will be set forth in a specific option agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The Committee has the right to accelerate the exercisability of any option.

      Unless otherwise determined by the Committee at grant, each stock option will provide that (i) if the participant engages in detrimental activity (as defined in the 2000 Stock Incentive Plan) prior to exercise of the stock option, all stock options held by the participant will terminate; (ii) as a condition of the exercise of a stock option, the participant must certify at the time of exercise that the participant is in compliance with the terms and conditions of the 2000 Stock Incentive Plan and that the participant has not engaged in, and does not intend to engage in, detrimental activity; and (iii) if the participant engages in detrimental activity, the Company is entitled to receive from the participant at any time within one year after such exercise, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). These provisions do not apply on or after a change in control (as defined in the 2000 Stock Incentive Plan).

INCENTIVE STOCK OPTIONS

      Stock options qualify as incentive stock options if they meet the requirements of Section 422 of the Internal Revenue Internal Revenue Code. Incentive stock options may only be granted to employees of the Company or its parent or subsidiary and any person holding capital stock of the Company or its parent or subsidiary possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or its parent or subsidiary will not be eligible to receive incentive stock options unless the exercise price per share is at least 110% of the fair market value of the stock on the date the option is granted and the term is not longer than five years. Each incentive stock option granted pursuant to the 2000 Stock Incentive Plan is exercisable, during the participant's lifetime, only by the participant or the participant's guardian or legal representative.

NON-QUALIFIED STOCK OPTIONS

      Non-qualified stock options may be granted to employees, to directors who are neither officers nor employees of our company, to consultants and to other persons who provide services to us and our affiliates. Stock options are non-qualified stock options if they do not meet the requirements for incentive stock options.

RESTRICTED STOCK

      The Committee may grant shares of restricted stock, which is an award of shares of Common Stock that is subject to the attainment of pre-established performance goals or other conditions, restrictions and contingencies as the Committee determines. Awards of restricted stock may be granted solely to participants who are employees or consultants of the Company, or any of its subsidiaries or parent corporations. Unless otherwise determined by the Committee at grant, each award of restricted stock will provide that if the participant engages in detrimental activity prior to, or during the one year period after, any vesting of restricted stock, the Committee may direct (at any time within two years thereafter) that all unvested restricted stock be immediately forfeited to the Company and that the participant will pay the Company an amount equal to the fair market value at the time of vesting of any restricted stock that has vested in the period referred to above (this does not apply on or after a Change in Control). The purchase price of the restricted stock will be fixed by the Committee.

      Awards of restricted stock must be accepted within 90 days (or such shorter period as the Committee may specify at grant) after the award date by executing a restricted stock agreement, which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse, and paying whatever price (if any) the Committee designates. Within these limits, based on service, attainment of objective performance goals, and such other factors as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time. A participant who receives an award of restricted stock will not have any rights with respect to such award of restricted stock, unless and until such participant has delivered a fully executed copy of a restricted stock award agreement and has otherwise complied with the applicable terms and conditions of such award.

      Section 162(m) of the Internal Revenue Code allows an employer a tax deduction for certain compensation in excess of $1,000,000 paid to "covered employees" (generally, the top five named executive officers listed on the Summary Compensation Table) of a publicly held corporation of the compensation is "qualified performance-based" compensation.

      Awards of restricted stock may or may not be structured to satisfy Section 162(m) of the Internal Revenue Code. Restricted stock that is intended to be performance-based under Section 162(m) of the Internal Revenue Code may be based upon the attainment of one or more of the following performance goals: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, funds from operation of real estate investments or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company's Common Stock; (x) the growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends; and (xi) reducing costs of the Company, as evidenced by meeting or reducing budgeted expenses established by the Company. For purposes of item (i) above, "extraordinary items" means all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

      In addition, such performance criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under
Section 162(m) of the Internal Revenue Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:
(i) designate additional business criteria on which the performance criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria. Tax regulations generally require that stockholders re-approve the material terms of the performance criteria every five years. It is now over four years since initial stockholder approval of the performance criteria under the 2000 Stock Incentive Plan. If approved, and unless the material terms of the performance criteria are subsequently changed, the performance criteria will meet the stockholder approval requirements under Section 162(m) of the Internal Revenue Code until 2009.

WHAT IS THE TERM OF THE STOCK OPTIONS?

      All options will lapse on the expiration of the option terms specified by the Committee in a certificate evidencing such option, but in no event will non-qualified stock options or incentive stock options be exercisable after the expiration of 10 years from the date such option is granted (five years for participants who own more than 10% of the total combined voting power of all classes of the stock of the Company, its subsidiary corporations or its parent corporations (a "10% Stockholder")).

GENERALLY, WHAT IS THE EXERCISE PRICE FOR STOCK OPTIONS?

      The exercise price per share of Common Stock subject to an incentive stock option or a stock option intended to be "performance-based" for purposes of
Section 162(m) of the Internal Revenue Code will be determined by the Committee at the time of grant but will not be less than 100% of the fair market value of the shares of Common Stock at the time of grant. However, if an incentive stock option is granted to a 10% Stockholder, the exercise price will be no less than 110% of the fair market value of the Common Stock. The exercise price per share of Common Stock subject to a non-qualified stock option will be determined by the Committee.

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WHAT IS THE MAXIMUM NUMBER OF SHARES SUBJECT TO A GRANT?

      To the extent that the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under this 2000 Stock Incentive Plan and/or any other stock option plan of the Company or any of its subsidiary or parent corporations exceeds $100,000, such options will be treated as non-qualified stock options. In addition, if an employee does not remain employed by the Company, or any of its subsidiary or parent corporations at all times from the time an incentive stock option is granted until three months prior to the date of exercise (or such other period as required by applicable law), such option will be treated as a non-qualified stock option. Should any provision of this 2000 Stock Incentive Plan not be necessary in order for the stock options to qualify as incentive stock options, or should any additional provisions be required, the Committee may amend this 2000 Stock Incentive Plan accordingly, without the necessity of obtaining the approval of the Company stockholders.

HOW DOES AN OPTIONHOLDER PAY FOR THE SHARES UNDERLYING THE OPTIONS TO BE EXERCISED?

      Payment of the purchase price is by (i) cash, check, bank draft or money order payable to the Company; (ii) to the extent permitted by law, if the Common Stock is traded on a national securities exchange, The Nasdaq Stock Market quoted on a national quotation system sponsored by the National Association of Securities Dealers, or on the Over The Counter Bulletin Board, and the Committee authorizes, through a "cashless exercise" procedure whereby the participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the exercise price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of stock options or by payment in full or in part in the form of Common Stock owned by the participant for a period of at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Company's earnings as reported in the Company's financial statements based on the fair market value of the Common Stock on the payment date).

WHAT RIGHTS DOES THE RECIPIENT OF A RESTRICTED STOCK AWARD HAVE?

      Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote those shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender those shares.

DO OPTIONEES UNDER THE 2000 STOCK INCENTIVE PLAN HAVE STOCKHOLDER RIGHTS?

      Optionees do not have stockholder rights (e.g., right to vote and receive dividends) until they exercise their options and receive shares of Common Stock.

WHEN DO THE STOCK OPTIONS UNDER THE 2000 STOCK INCENTIVE PLAN EXPIRE?

      Each stock option expires and is no longer exercisable on the dates that Committee determines, but in no event later than 10 years after the grant date. Stock options can also be terminated under certain circumstances following a "change in control."

WHAT HAPPENS TO THE OPTIONS OR RESTRICTED STOCK UNDER THE 2000 STOCK INCENTIVE PLAN UPON A CHANGE IN CONTROL?

      According to our 2000 Stock Incentive Plan, a "change in control" occurs if: (i) we are dissolved or liquidated; (ii) we reorganize, merge or consolidate with one or more corporations where we are not the surviving entity; (iii) we liquidate or sell all of substantially all of our assets to a person who owns at least 50% or more of the combined voting power of our outstanding voting securities, or (iv) if a person

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becomes the beneficial owner of 50% or more of the combined voting power of our then outstanding securities (provided that if any person becomes the beneficial owner of such securities but does become entitled to the voting power of those securities, it does not constitute a change in control).

      Upon a change in control, unless otherwise provided in your award agreement: (i) any unvested outstanding options will become fully vested unless your option is either assumed or replaced with a substitute option covering the shares of a successor corporation; and (ii) restrictions as to which any shares of restricted stock are subject will lapse. However, upon the occurrence of an "acquisition event" (as defined in the 2000 Stock Incentive Plan), all outstanding options will become fully vested and will terminate unless they are exercised within 20 days after written notice of such "acquisition event."

WHAT HAPPENS UNDER THE 2000 STOCK INCENTIVE PLAN IF THERE IS A CHANGE IN OUR CORPORATE STRUCTURE?

      If our corporate structure changes or if our shares change (e.g., if we recapitalize, we split our stock, we consolidate, we undertake a rights offering, or we issue a stock dividend), the Committee will make appropriate adjustments to the number or class of shares which may be distributed under the 2000 Stock Incentive Plan and the option price or other price of shares subject to the outstanding awards under the 2000 Stock Incentive Plan in order to prevent enlargement of rights or substantial dilution.

WHAT ABOUT GRANTS TO NON-EMPLOYEE DIRECTORS?

      Non-employee directors receive an option to purchase up to 150,000 shares of Common Stock as of the date the non-employee Directors begins serving in that capacity. In addition, each non-employee director may receive an option to purchase up to 300,000 shares of Common Stock in a calendar year. The exercise price for each option is the then fair market value of our Common Stock at the time of grant, exercisable for 10 years, 50% of which vest on the date of grant and 50% vest on the first anniversary of the date of grant, provided that the participant serves as a non-employee director of the Company on each vesting date.

WHAT ARE THE FEDERAL INCOME TAX ASPECTS OF THE STOCK OPTIONS?

      The following discussion of the federal income tax consequences of the granting and exercise of stock options under the 2000 Stock Incentive Plan, and the sale of Common Stock acquired as a result thereof is based on an analysis of the Internal Revenue Code, existing laws, judicial decisions, and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, a participant may also be subject to state, local, estate and gift tax consequences, none of which is described below. This discussion is limited to the U.S. federal income tax consequences to individuals, who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

INCENTIVE STOCK OPTIONS.

      Neither the grant nor, provided the holding periods described below are satisfied, the exercise of an incentive stock option will result in taxable income, to a participant or a tax deduction for the Company. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired upon exercise of an incentive stock option (determined at the time the option is exercised) and the exercise price for such shares will be considered part of the participant's income.

      If the applicable holding periods described below are satisfied, the sale of shares of Common Stock purchased upon the exercise of an incentive stock option will result in capital gain or loss to the participant and will not result in a tax deduction to the Company. To receive the foregoing tax treatment as to the shares acquired upon exercise of an incentive stock option, a participant must hold such shares for at least two years following


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the date the incentive stock option is granted and for one year following the date the incentive stock option is exercised, In addition, a participant generally must be an employee of the Company (or a subsidiary corporation or parent corporation of the Company) at all times between the date of grant and the date three months before exercise of the option.

      If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of: (i) the fair market value of the shares on the date of exercise minus the exercise price; or (ii) the amount realized on the disposition minus the exercise price, will be treated as ordinary compensation income in the taxable year of the disposition of the shares, with any remaining gain being treated as capital gain. If the holding periods are not satisfied, the Company will generally be entitled to a tax deduction equal to the amount of such ordinary income included in the participant's taxable income, subject to Section 162(m) of the Internal Revenue Code.

NON-QUALIFIED STOCK OPTIONS.

      No taxable income will be recognized by a participant at the time a non-qualified stock option is granted to him or her.

      Ordinary compensation income will be recognized by a participant at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares purchased by the participant over the exercise price for such shares. Other than with regard to non-employee directors, this ordinary compensation income will also constitute wages subject to income tax withholding under the Internal Revenue Code and the Company will require the participant to make suitable arrangements to ensure that the participant remits to the Company an amount sufficient to satisfy all tax withholding requirements.

      The Company will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount as the amount includable in the participant's ordinary income in connection with his or her exercise of a non-qualified stock option, subject to Section 162(m) of the Internal Revenue Code described herein.

      Upon a participant's subsequent sale or other disposition of shares purchased on exercise of a non-qualified stock option, the participant will recognize capital gain or loss (which may be short-term or long-term depending upon the participant's holding period) on the difference between the amount realized on such sale or other disposition and the participant's tax basis in the shares sold. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price for such shares and the amount includable in the participant's income with respect to such exercise and acquisition of the shares.

ALL STOCK OPTIONS.

      The following considerations may also apply to grants of non-qualified stock options and/or incentive stock options:

        o any officer and director of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options.

        o any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding a $1,000,000 limitation on deductible compensation), and

        o in the event that the exercisability or vesting of any stock option is accelerated because of a change in control, payments relating to the stock option (or a portion thereof), either

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            alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes.

ARE AWARDS UNDER THE 2000 STOCK INCENTIVE PLAN ASSIGNABLE?

      Options may not be sold, assigned, transferred, pledged or encumbered, except by will or by the laws of descent and distribution. An option may only be exercised by the participant during his or her lifetime or his or her estate, for a period of time after the participant's death. Restricted stock may not be transferred during the period or periods set by the Committee.

HOW CAN THE 2000 STOCK INCENTIVE PLAN BE AMENDED OR TERMINATED?

      Generally, our Board of Directors or the Committee has the power to amend, terminate or suspend all or any portion of the 2000 Stock Incentive Plan without stockholder approval. However, no amendment may impair an existing award or alter the rights of a recipient of options already granted under the 2000 Stock Incentive Plan without the recipient's consent. Additionally, our Board of Directors may not, without further approval of the Company's stockholders, according to Florida Law, solely to the extent required by the applicable provisions of Rule 16b-3, Sections 162(m) or 422 of the Internal Revenue Code, or the rules of any applicable exchange:

        o increase the aggregate number of shares of Common Stock that may be issued under this 2000 Stock Incentive Plan,

        o increase the maximum individual participant limitations for a fiscal year,

        o change the classification of employees, consultants or non-employee directors eligible to receive awards under the 2000 Stock Incentive Plan,

        o   decrease the minimum option price of any stock option,

        o   extend the maximum stock option period,

        o   materially alter the performance criteria for restricted stock, or

        o make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded.

      Unless terminated by our Board of Directors earlier, the 2000 Stock Incentive Plan will terminate on November 17, 2010.

WHAT ARE THE EFFECTS ON THE COMPANY SHAREHOLDERS WITH REGARD TO THE 2000 STOCK INCENTIVE PLAN?

      When options granted under the 2000 Stock Incentive Plan are exercised, it will have a dilutive effect on our stockholders.

WHAT DOES OUR BOARD OF DIRECTORS RECOMMEND?

      OUR BOARD OF DIRECTORS HAS RECOMMENDED A VOTE "FOR" ADOPTING AND RATIFYING THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN.


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                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

      Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                 DIVIDEND POLICY

      We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future. We currently intend to retain and reinvest future earnings, if any, to finance our operations.

                                  MISCELLANEOUS

      We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at 100 N. Biscayne Blvd., Suite 2500, Miami, Florida 33132, attention Chief Financial Officer.

                          ANNUAL REPORT ON FORM 10-KSB

      A copy of Phone1Globalwide's annual report on Form 10-KSB for the year ended March 31, 2004, has been included with this Information Statement, exclusive of exhibits filed with the Securities and Exchange Commission. These exhibits are available without charge to stockholders upon written request to Syed Naqvi, Chief Financial Officer, 100 N. Biscayne Blvd., Suite 2500, Miami, Florida 33132. You may also obtain a copy of our annual report and all other reports electronically filed by us via the Internet, by accessing the Securities and Exchange Commission's EDGAR web site at www.sec.gov.

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